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                                                                    Exhibit 10.7

                                PROMISSORY NOTE

$1,233,043.00                                                   February 5, 2002

FRESH AMERICA CORP., a Texas corporation ("Maker"), for value received, hereby promises to pay to the order of JOSEPH M. COGNETTI, an individual residing in Lackawanna County, Pennsylvania (the "Holder"), his successors and permitted assigns, the principal sum of One Million Two Hundred Thirty-three Thousand Forty-three Dollars and 00/100 cents ($1,233,043.00).

1.       Terms of this Note.

1.1 Principal and Interest. The principal of this Note will be due and payable in cash in its entirety on the earlier to occur of (i) January 7, 2003 or (ii) the date of payment or refinancing in full of the Senior Indebtedness (the earlier of such dates being hereinafter referred to as the "Maturity Date"). This Note will accrue interest, such interest to accrue monthly as of the last day of each month beginning January 2002, at five (5%) percent per annum and to be due and payable on a quarterly basis beginning April 1, 2002.

For purposes of this Note, the term "Senior Indebtedness" shall mean and include all indebtedness, obligations and liabilities of the Maker, whether currently outstanding or hereafter incurred, under that certain Restated Business Loan Agreement (the "Bank of America Loan Agreement") dated as of February 2, 1998, by and between the Maker and Bank of America, N.A., an national banking association (together with its successors and assigns, "Bank of America"), as the same has been and may be amended, revised, extended or increased from time to time.

This Note is being executed and delivered to evidence Maker's obligations to Holder pursuant to the terms of that certain Stock Purchase Agreement dated December 14, 1998, by and among Holder, Hereford Haven, Inc. and the Maker (as amended, modified or restated from time to time, the "Stock Purchase Agreement"), and represents the unpaid cash payment (the, "Deferred Purchase Price Payment") currently due and payable, by Maker to Holder thereunder.

1.2 Payments. All payments on or in respect of this Note will be made in such coin and currency of the United States as at the time of payment is legal tender for the payment of` public and private debts, by cashier's check, delivered to the Holder's place of business at the address set forth herein, or, at the option of the Holder, in such manner and at such other place in the United States as the Holder shall have designated to the Maker in writing pursuant to the provisions of this Note.

1.3 Conformance with Laws. Notwithstanding any other term of this Note to the contrary, it is the intention of the Maker and the Holder to conform strictly to any applicable usury laws. Accordingly, if after the date hereof, this Note is amended to provide for interest or the Holder otherwise charges or receives any consideration that constitutes interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"), then such excess will be canceled automatically and if previously paid will, at the Holder's option, be applied to the

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outstanding principal amount under this Note or refunded to the Maker. In determining whether any interest exceeds the Maximum Rate, such interest will, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the term of this Note. All agreements in this Note made are expressly limited so that in no event whatsoever, whether by reason of advancement of the proceeds of this Note, acceleration of maturity of the unpaid balance of this Note or otherwise, will the amount paid or agreed to be paid to the Holder for the use of the money advanced or to be advanced under this Note exceed an amount calculated at the Maximum Rate. If any circumstances whatsoever, including the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced by this Note, will involve the payment of interest in excess of an amount calculated at the Maximum Rate, then, ipso facto, the obligation to pay interest under this Note will be reduced to such amount. This Section will control every other provision in any and all other agreements and instruments existing or hereafter arising between the Maker and the Holder with respect to the indebtedness evidenced by this Note.

1.4 Prepayment. This Note may be prepaid by the Maker without the prior consent of the Holder and the holder(s) of Senior Indebtedness. Any prepayment to which the Holder consents will be applied first against accrued and unpaid expenses owing under this Note (if any), then against unpaid principal.

1.5 Waivers. The Maker waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the Holder to exercise any of its rights under this Note in any particular instance will not constitute a waiver of the same or of any other right in that or any subsequent instance. In the event this Note is placed in the hands of an attorney for collection, or if the Holder incurs any costs incident to the collection of the indebtedness evidenced by this Note, the Maker will pay to the Holder an amount equal to all such costs, including all actual reasonable attorneys' fees and expenses and all court costs.

2.       Events of Default and Remedies.

         2.1 Events of Default. An "Event of Default" will exist if any of the following occurs and is continuing:

                  (a) the Maker fails to make any payment of principal or any other payment obligation of any nature pursuant to this Note, when and as the same will become due and payable, whether by acceleration or otherwise; or

                  (b) the Maker defaults in the performance or observance of any other covenant, condition, undertaking or agreement contained in this Note, and such default continues for five (5) days without being cured after notice of such breach is given to the Maker by the Holder; or

                  (c) the Maker (i) files a petition seeking relief for itself under the United States Bankruptcy Code, as now constituted or hereafter amended, or files an answer consenting to, admitting the material allegations of or otherwise not controverting, or fails to timely controvert a petition filed against it seeking relief under the United States Bankruptcy Code, as now constituted or hereafter amended, or (ii) files such petition or

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         answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any State thereof or of any other country having jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

                  (d) an order for relief is entered against the Maker under the United States Bankruptcy Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging: the Maker bankrupt or insolvent under, or ordering relief against it or them under, or approving a properly filed petition seeking relief against it or them under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors, or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of the Maker or of any substantial part of its or their property, or ordering the reorganization, winding-up or liquidation of its or their affairs, or upon the expiration of ninety (90) days after the filing of any involuntary petition against the Maker seeking any of the relief specified in this subsection (d) or the preceding subsection
         (e) without the petition being dismissed prior to that time; or

                  (e) the Maker (i) makes a general assignment for the benefit of creditor, or (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, sequestrator, trustee or custodian of all or a substantial part of its property, or (iii) admits its insolvency or inability to pay its debts generally as such debts become due, or (iv) fails generally to pay its debts as such debts become due, or (v) takes any action (or if such action is taken by its Directors or majority stockholders) looking to its dissolution or liquidation.

2.2      Remedies.

                  (a) In case any one or more of the Events of Default specified in Section 2.1 has occurred and is continuing, the Holder will have the right to accelerate payment of the entire principal of, and all interest (if any) accrued on, this Note, and, upon such acceleration, this Note will thereupon become forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are expressly waived, and the Maker will forthwith pay to the Holder the entire outstanding principal of this Note. With respect to an Event of Default under Section 2.1(c), (d) or (e), acceleration will be automatic.

                  (b) The Holder may further proceed to protect and enforce its rights with respect to this Note either by suit, in equity and/or by action at law, or by other appropriate proceedings, whether for specific performance (to the extent permitted by applicable law or equitable principles) of any covenant or agreement contained in this Note, or in aid of the exercise of any power granted in this Note, or may proceed to

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         enforce payment of this Note or to enforce any other legal or equitable right of the Holder.

                  (c) No course of dealing on the part of the Holder or any delay or failure on the part of the Holder to exercise any right will operate as waiver of such right or otherwise prejudice the Holder's rights, powers and remedies.

3.       Notations of Payment; Registration; Exchange; Replacement of Note.

                  (a) Notation of Notes on Payment. Upon any partial payment of this Note, the holder of this Note shall use its reasonable best efforts to, at its option:

                           1. surrender this Note to the Maker upon receipt from
                  the: Maker of a new promissory note (a "Replacement Note") in a principal amount equal to the principal amount remaining unpaid on the surrendered Note and consistent with the ten-ns of this Note;

                           2. make such Replacement Note available to the Maker
                  for notation thereon of the portion of the principal so paid;
                  or

                           3. mark such Replacement Note with a notation thereon
                  of the portion of the principal so paid;

         provided, however, that any error in the notation of the principal amount of any Replacement Note that has been partially prepaid shall not affect the Maker's obligations with respect to the payment of the actual remaining principal amount of such Replacement Note. In case the entire principal amount of any Replacement Note is paid, then; at the request of the Maker following such payment, such Replacement Note shall be surrendered to the Maker for cancellation and shall not be reissued, and no Replacement Note shall be issued in lieu of the paid principal amount of any previous Replacement Note.

                  (b) Registration of Certain Maker Securities. The Maker will keep at its office, a register for the registration and transfer of this Note and any Replacement Notes. The name and address of each holder of this Note and any Replacement Notes each transfer thereof and the name and address of each transferee shall be registered in the applicable register. The person in whose name this Note and any Replacement Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Maker shall not be affected by any notice or knowledge to the contrary.

                  (c) Sale or Transfer of Notes. Neither this Note nor any of the rights, interests or obligations under this Note may be assigned, sold, pledged, exchanged or make such Replacement Note available to the Maker for notation thereon of the portion of the principal so paid, or transferred, as the case may be, by either the Maker or the Holder without the prior written consent of the other party.

                  (d) Replacement of Note. Upon receipt by the Maker from the registered holder of this Note or any Replacement Note of evidence reasonably satisfactory to the

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         Maker of the loss, theft, destruction or mutilation of this Note or any
         Replacement Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such loss, theft, destruction or mutilation), and

                                    1. in the case of loss, theft or
                           destruction, of indemnity reasonably satisfactory to such the Maker (provided, however, that if the holder of this Note or any Replacement Note is an institutional investor of reasonably satisfactory financial standing, such holder's own unsecured agreement of indemnity shall be deemed to be satisfactory for such purpose); or

                                    2. in the case of mutilation, upon surrender
                           and cancellation thereof; the Maker at its own expense will execute and, within five (5) business days after such receipt, deliver, in lieu thereof, a substitute promissory note that will be dated and bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or Replacement Note or dated the date of such lost, stolen, destroyed or mutilated Note or Replacement Note if no interest shall have been paid thereon.

4.       Miscellaneous.

4.1 Jurisdiction. Any action or proceeding seeking to enforce any provision of this Note must be brought in any of the courts of the State of Pennsylvania sitting in Lackawanna County, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of Pennsylvania, and each of the Maker and the Holder consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue in such courts. In the event the Holder commences any action or proceeding seeking to enforce any provision of this Note in any other jurisdiction, the Maker will be entitled to have such action or proceeding transferred to one of the jurisdictions described above, or, if such transfer may not be accomplished under applicable law, to have such action or proceeding dismissed without prejudice.

         4.2 Amendment and Waiver. This Note may be amended, and the observance of any term of this Note may be waived or consented to, with and only with the written consent of the Maker and the Holder; provided, however, that no such amendment shall adversely affect the rights of the holders of Senior Indebtedness without the written consent of such holders.

4.3 Waiver. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition of this Note will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any waiver of any provision of this Note shall be made pursuant to the provisions of
Section 4.6.

4.4 Press Releases and Public Announcements. Neither the Holder nor the Maker may issue any press release or make any public announcement (each a Communication") relating to the subject matter of this Note without prior written approval of (a) in the event of a Communication by the Maker or a holder of this Note or Replacement Note other than the

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Holder hereof, the Holder and (b) in the event of a Communication by the Holder, the Maker, and whenever practicable all such communications will be joint; provided, that each of the Maker and the Holder may make any public disclosure it believes in` good faith is required by applicable law (in which case the disclosing party will advise the other party prior to making the disclosure).

4.5 Additional Agreements. Subject to the terms and conditions of this Note each of the Maker and the Holder agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Note. In case at anytime after the date of this Note any further action is necessary or desirable to carry out the purposes of this Note, the proper officers and directors of the Holder and the Maker will take all such necessary action.

4.6 Notices. All notices and other communications under this Note must be in writing and will be deemed given (a) when received if delivered personally or by courier (with written confirmation of receipt), (b) on the date of transmission if sent by facsimile (with written confirmation of receipt), or (c) five (5) days after being deposited in the mail if sent by registered or certified mail (postage prepaid, return receipt requested) to the Holder or the Maker, as the case may be, at the following addresses (or at such other address as may be specified in a notice in accordance with this Section):

                  If to the Maker:

                  Fresh America Corp
                  1049 Avenue H East
                  Arlington, Texas 76011
                  Attention: Chief Executive Officer
                  Fax No.: (972) 774-0515

                  If to the Holder:

                  Joseph M. Cognetti
                  4 Overlook Road
                  Clarks Summit, PA 18411

                  With a copy to:

                  Foley Cognetti Comerford & Cognetti
                  Attention: Sal Cognetti, Jr., Esquire
                  507 Linden Street, Suite 700
                  Scranton, PA 18503
                  Fax No.: (570) 346-0745

4.7 Assignment; Third Party Beneficiaries. This Note will be binding upon and inure to the benefit of the Maker and the Holder, and their respective successors and permitted

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assigns. This Note is not intended to confer any rights or remedies upon any person except the Maker, the Holder and the holder(s) of Senior Indebtedness, and their respective successors and permitted assigns.

         4.8 Governing Law. This Note will be governed by the laws of the State of Texas without regard to the conflicts of law principles of any jurisdiction.

4.9 Headings; Internal References. The article and section headings contained in this Note are solely for reference, and will not affect in any way the meaning or interpretation of this Note. Any references in this Note to an article, section, paragraph or clause will be deemed to be a reference to the article, section, paragraph or clause contained in this Note unless expressly stated otherwise. As used in this Note, "including" means "including without limitation."

4.10 Entire Agreement. This Note has been executed and delivered solely to evidence the Maker's obligations to the Holder in respect of the Deferred Purchase Price Payment and, except for deferring the due date of the Deferred Purchase Price Payment until the Maturity Date, nothing contained in this Note is intended to amend, alter, or modify any of the respective rights or obligations of either the Maker or the Holder under or with respect to the transactions contemplated by the Stock Purchase Agreement. In addition, nothing contained in this Note is intended to alter, as between the Holder and he holder(s) of Senior Indebtedness, the relative payment priority of the Senior Indebtedness and the Deferred Purchase Price Payment (regardless of whether such payment priority exists and/or was established by operation of law or by contract).

4.1.1 Severability. If any ten-n, provision, covenant, agreement or restriction of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, agreements and restrictions: of this Note will continue in full force and effect and will in no way be affected, impaired or invalidated.

                            [Signature Page Follows]

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MAKER:

FRESH AMERICA CORP.

                                              /S/ Cheryl A. Taylor
                                       ---------------------------
Name:      Cheryl A. Taylor
Title:     Chief Financial Officer

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